Exhibit 1.2

EXECUTION VERSION

PRICING AGREEMENT

September 8, 2014

Wells Fargo Securities, LLC

Barclays Capital Inc.

Jefferies LLC

RBC Capital Markets, LLC

As Representatives of the several

Underwriters named in Schedule I hereto

Ladies and Gentlemen:

Brandywine Operating Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated September 8, 2014 (the “Underwriting Agreement”), among the Operating Partnership, Brandywine Realty Trust, a Maryland real estate investment trust and sole general partner and a limited partner of the Operating Partnership (the “Parent Guarantor”) and you, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the Securities specified in Schedule II hereto (the “Designated Securities”). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein, and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Preliminary Prospectus and the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Preliminary Prospectus and the Prospectus, and also a representation and warranty as of the date of this Pricing Agreement in relation to the Preliminary Prospectus and the Prospectus relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Underwriters of the Designated Securities pursuant to Section 13 of the Underwriting Agreement and the addresses of the Representatives referred to in such Section 13 are set forth in Schedule II hereto.

An amendment to the Registration Statement, or a prospectus supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

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Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Operating Partnership and the Parent Guarantor agree to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Operating Partnership and the Parent Guarantor, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

[Signature pages on following pages]

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If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, will constitute a binding agreement among the Underwriters and the Operating Partnership and the Parent Guarantor.

Very truly yours,

BRANDYWINE OPERATING PARTNERSHIP, L.P.

By: Brandywine Realty Trust, its General Partner

By:	/s/ Thomas E. Wirth
Name:	Thomas E. Wirth
Title:	Executive Vice President & Chief Financial Officer

BRANDYWINE REALTY TRUST

By:	/s/ Thomas E. Wirth
Name:	Thomas E. Wirth
Title:	Executive Vice President & Chief Financial Officer

Signature Page to Pricing Agreement

WELLS FARGO SECURITIES, LLC

By:	/s/ Carolyn Hurley
Name:	Carolyn Hurley
Title:	Director

On behalf of itself and each of the other several Underwriters

Signature Page to Pricing Agreement

BARCLAYS CAPITAL INC.

By:	/s/ Pamela Kendall
Name:	Pamela Kendall
Title:	Director

On behalf of itself and each of the other several Underwriters

Signature Page to Pricing Agreement

JEFFERIES LLC

By:	/s/ Matthew Casey
Name:	Matthew Casey
Title:	Managing Director

On behalf of itself and each of the other several Underwriters

Signature Page to Pricing Agreement

RBC CAPITAL MARKETS, LLC

By:	/s/ Scott G. Primrose
Name:	Scott G. Primrose
Title:	Authorized Signatory

On behalf of itself and each of the other several Underwriters

Signature Page to Pricing Agreement

SCHEDULE I

Underwriter	Principal Amount of 4.100% Guaranteed Notes due 2024 to be Purchased	Principal Amount of 4.550% Guaranteed Notes due 2029 to be Purchased
Wells Fargo Securities, LLC	$48,125,000	$48,125,000
Barclays Capital Inc.	48,125,000	48,125,000
Jefferies LLC	48,125,000	48,125,000
RBC Capital Markets, LLC	48,125,000	48,125,000
BNY Mellon Capital Markets, LLC	5,500,000	5,500,000
Capital One Securities, Inc.	5,500,000	5,500,000
Citigroup Global Markets, Inc.	5,500,000	5,500,000
J.P. Morgan Securities LLC	5,500,000	5,500,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	5,500,000	5,500,000
BB&T Capital Markets, a division of BB&T Securities, LLC	2,500,000	2,500,000
BBVA Securities Inc.	2,500,000	2,500,000
BMO Capital Markets Corp.	2,500,000	2,500,000
Comerica Securities, Inc.	2,500,000	2,500,000
Goldman, Sachs & Co.	2,500,000	2,500,000
The Huntington Investment Company	2,500,000	2,500,000
Janney Montgomery Scott LLC	2,500,000	2,500,000
Mitsubishi UFJ Securities (USA), Inc.	2,500,000	2,500,000
Regions Securities LLC	2,500,000	2,500,000
Santander Investment Securities Inc.	2,500,000	2,500,000
TD Securities (USA) LLC	2,500,000	2,500,000
U.S. Bancorp Investment, Inc.	2,500,000	2,500,000

Total	$250,000,000	$250,000,000

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SCHEDULE II

ISSUER:

Brandywine Operating Partnership, L.P.

GUARANTOR:

Brandywine Realty Trust

TITLE OF DESIGNATED SECURITIES:

4.100% Guaranteed Notes due 2024 (“2024 Notes”)

4.550% Guaranteed Notes due 2029 (“2029 Notes”)

AGGREGATE PRINCIPAL AMOUNT:

In the case of the 2024 Notes: $250,000,000

In the case of the 2029 Notes: $250,000,000

PRICE TO PUBLIC:

In the case of the 2024 Notes: 99.388% of the principal amount of the Designated Securities, plus accrued interest, if any, from September 16, 2014

In the case of the 2029 Notes: 99.191% of the principal amount of the Designated Securities, plus accrued interest, if any, from September 16, 2014

PURCHASE PRICE BY UNDERWRITERS:

In the case of the 2024 Notes: 98.738% of the principal amount of the Designated Securities, plus accrued interest, if any, from September 16, 2014

In the case of the 2029 Notes: 98.441% of the principal amount of the Designated Securities, plus accrued interest, if any, from September 16, 2014

FORM OF DESIGNATED SECURITIES:

For each of the 2024 Notes and the 2029 Notes, book-entry only form represented by one or more global securities deposited with The Depository Trust Company (“DTC”) or its designated custodian, to be made available for checking by the Representatives at least twenty-four hours prior to the Time of Delivery at the office of DTC.

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SPECIFIED FUNDS FOR PAYMENT OF PURCHASE PRICE:

Federal or other same day funds

TIME OF DELIVERY:

9:30 a.m. (New York City time), September 16, 2014

INDENTURE:

Indenture, dated as of October 22, 2004, as supplemented (the “Indenture”), among the Operating Partnership, the Parent Guarantor and The Bank of New York Mellon, as Trustee

MATURITY:

In the case of the 2024 Notes: October 1, 2024

In the case of the 2029 Notes: October 1, 2029

INTEREST RATE:

In the case of the 2024 Notes: 4.100% per annum

In the case of the 2029 Notes: 4.550% per annum

INTEREST PAYMENT DATES:

April 1 and October 1, beginning on April 1, 2015

INTEREST PAYMENT RECORD DATES:

March 15 and September 15

REDEMPTION PROVISIONS:

The Operating Partnership may redeem the 2024 Notes and the 2029 Notes at any time before 90 days prior to the maturity date of such series of notes, in whole or in part at a redemption price equal to the greater of: (1) 100% of the principal amount of the notes then outstanding to be redeemed; and (2) the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed (not including any portion of such payments of interest accrued to the date of redemption) discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable treasury rate plus 25 basis points in the case of the 2024 Notes and 35 basis points in the case of the 2029 Notes, plus, in each case, accrued and unpaid interest on the principal amount being redeemed to the redemption date.

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If a series of notes is redeemed on or after 90 days prior to the maturity date of such series of notes, the Operating Partnership may redeem such series of notes at a redemption price equal to 100% of the principal amount of the notes then outstanding being redeemed, plus accrued and unpaid interest on the principal amount being redeemed to the redemption date.

SINKING FUND PROVISIONS:

None.

CONVERTIBILITY OR EXCHANGEABILITY PROVISIONS:

None.

DEFEASANCE PROVISIONS:

As set forth in the Indenture.

OTHER TERMS AND CONDITIONS:

None.

CLEAR MARKET PERIOD (Section 5(e) of the Underwriting Agreement):

From date hereof through September 12, 2014.

CLOSING LOCATION FOR DELIVERY OF DESIGNATED SECURITIES:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

NAMES AND ADDRESSES OF REPRESENTATIVES:

Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, North Carolina 28202

Facsimile: (704) 410-0326

Attention: Transaction Management

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Facsimile: (646) 834-8133

Attention: Syndicate Registration

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Jefferies LLC

520 Madison Avenue

New York, New York 10022

Attention: General Counsel

RBC Capital Markets, LLC

Three World Financial Center

200 Vesey Street

New York, New York 10281

Attention: Debt Capital Markets

Email: usdebtcapitalmarkets@rbccm.com

UNDERWRITERS’ COUNSEL:

Simpson Thacher & Bartlett LLP

LIST OF FREE WRITING PROSPECTUSES (Section 2(e) of the Underwriting Agreement):

Final term sheet dated September 8, 2014 related to the Designated Securities (in the form agreed between the Company and the Representatives on the date hereof).

INFORMATION FURNISHED TO OPERATING

PARTNERSHIP OR PARENT GUARANTOR

IN WRITING BY THE UNDERWRITERS

THROUGH THE REPRESENTATIVES

EXPRESSLY FOR INCLUSION IN

PROSPECTUS, TIME OF SALE

INFORMATION OR OTHER DOCUMENTS

(Sections 2 and 9 of the Underwriting

Agreement):

As set forth in a letter delivered by the Representatives at the Time of Delivery.

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SCHEDULE III

CHANGES IN BENEFICIAL INTEREST OF THE PARENT GUARANTOR

(Section 2(g) of Underwriting Agreement)

None

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SCHEDULE IV

SPECIFIED JOINT VENTURE SUBSIDIARIES

(Section 2(ff) of Underwriting Agreement)

Four Tower Bridge Associates

Seven Tower Bridge Associates

1000 Chesterbrook Boulevard

PJP Building Two, LC

PJP Building Five, LC

PJP Building Six, LC

PJP Building Seven, LC

Broadmoor Austin Associates

Residence Inn Tower Bridge

G&I Interchange Office LLC (DRA)

Invesco, L.P.

Coppell Associates

One Commerce Square *

Two Commerce Square *

Brandywine – AI Venture, LLC

Brandywine 1919 Ventures

TB – BDN Plymouth Apartments Holdings GP, LLC

HSRE – Campus Crest IX, LLC

4040 Wilson LLC

DRA (G&I) Austin

Wood Oak LLC

*	The Company increased its equity ownership in this partnership to 99% as previously disclosed in its filings with the Commission.

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